UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

927 Canada Ct.

City of Industry, CA 91748

(Address of principal executive office)

(626) 839-9998

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ning (Sam) Liu – Resignation

On January 13, 2017, Mr. Ning (Sam) Liu resigned as Cloud Security Corporation’s (the “Company”) Chief Executive Officer, President, Secretary and Chairman of the Board of Directors (the “Board”) effective immediately.

The Board approved and accepted Mr. Liu’s resignation from such positions on January 13, 2017.

Derek Yu – Appointment

On January 13, 2017, Mr. Derek Yu was appointed to serve as the Company’s Chief Executive Officer, President, Secretary and Chairman of the Board and Mr. Yu has accepted such appointment. Mr. Yu is also the Company’s Chief Financial Officer, Treasurer and Director and served in such positions since February 11, 2015. The biography for Mr. Yu is set forth below

Mr. Yu, age 32, obtained his Masters of Accounting degree from the School of Business and Management of National University in San Diego, California. Mr. Yu is currently working as a personal banker at Wells Fargo Bank. Since 2010, Mr. Yu has been working as the Chief Financial Officer for AICEF in Los Angeles, California. Mr. Yu’s responsibilities as CFO include financial accounting, accounts receivable, accounts payable, project budgeting, payroll and cost management. Mr. Yu is fluent in Chinese and English.

Family Relationships

Mr. Yu is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION

Dated: January 13, 2017	By:	/s/ Derek Yu
Name: Derek Yu Title: Chief Executive Officer
Chief Financial Officer